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                                                                 EXHIBIT 10.10

THIS AGREEMENT is made the 1st day of July, 1996

BETWEEN:

(1) Duplex CSA Limited of Registered Office 30 Cambridge Street, St. Neots, Cambridgeshire, PE19 1JL ("Duplex");and

(2) Radio Systems Corporation of 5008, National Drive, Knoxville, TN 37914 ("Radio")

IT IS NOW AGREED AS FOLLOWS:

1.       Definitions

In this agreement the following terms shall have the following meanings:

"the Intellectual Property"         All copyright, design rights whether
                                    registered or not, patents, whether
                                    registered or not, trademarks and trade
                                    names whether registered or not, know how, confidential information and all such like rights in the Product and the Trade Name and the New Trade Name used in relation to the Product and shall include the applications for the Patents specified in Schedule 1 of this Agreement.

"the  Product"                      The product described in the Patent
                                    specification attached at Schedule 2 of this Agreement and known as "petfinder" and including the Intellectual Property.

"the Territory"                     North America.

"Royalty"                           The payments to be made to Duplex by Radio
                                    under this Agreement.

"the Trade Name"                    Pet Finder.

"the New Trade Name"                Any trade name developed under clause 8.1 of
                                    the Agreement.

"the Agreement Year"                1 July to 30 June in each year that the
                                    Agreement is in force.

2.       Background

2.1.     Duplex is the sole owner of the Product.

2.2. Radio has requested a license to use the Product in order to manufacture, market and sell the Product in the Territory.

2.3 Duplex has agreed to grant such a license to Radio on the terms set out in this Agreement.

3.       Grant

3.1 In consideration of the obligations undertaken by Radio under this agreement Duplex grants to Radio an exclusive license do the following acts:

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         3.1.1.   To manufacture, market and sell the Product in the Territory.

         3.1.2. To use the Trade Name in connection with the manufacture, marketing and sale of the Product.

4.       Term and Quantity

4.1. This agreement shall commence on 1 July 1996 and shall extend for an initial period of 5 years.

4.2. If by 30 June of each Agreement year Radio has failed to sell the number of units of the Product specified in Schedule 3 of this Agreement Duplex shall be entitled to terminate this Agreement by giving 28 days written notice to Radio.

4.3. The numbers specified in Schedule 3 of this Agreement shall be agreed between Duplex and Radio by July 31 in each Agreement Year, the agreed figure to be inserted in the Schedule and signed by both parties.

5.       Royalties

5.1. In consideration for the rights granted by Duplex to Radio, Radio shall pay to Duplex a royalty of $0.60 on the selling price of each unit of the Product sold by Radio.

5.2. Within 30 days of the expiration of each quarter Radio shall deliver a statement to Duplex detailing all sales of the Products during the quarter and showing the total Royalty payable to Duplex and at the same time Radio shall deliver to Duplex a remittance for the full amount of that Royalty.

5.3. Radio shall permit Duplex or its representatives from time to time to examine Radio's books in so far as they relate to the sales of the Products.

6.       Quality

6.1. Radio shall manufacture the Products in line with specifications that are provided by Duplex and at all times Radio shall ensure that the Products are of the highest quality attainable within these specifications.

6.2. Radio shall, before distribution of the Products send at its own expense samples of the Products and their packaging to Duplex for its approval and Radio shall not distribute the Products until it has received written approval from Duplex of the samples.

6.3. Radio shall ensure that all other units of the Products including their packaging correspond to the samples approved by Duplex under Clause 6.2.

6.4 Radio shall acquire Product Liability Insurance of not less than $1,000,000 per claim in each case.

7.       Intellectual Property

7.1.     The Intellectual Property shall be protected as follows:

7.2. The packaging of every unit of the product shall bear the words "Patent Pending Us No. 08/586,344".

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7.3.     Every use of the Trade Name on the packaging of the Product or any other use of the Trade Name shall include the trademark symbol - thus "Pet Finder".

7.4. Radio shall not use the Trade Name or the New Trade Name as part of its own name or the name of an entity associated with it without Duplex's prior written consent.

7.5. Radio shall not at any time during the subsistence of this Agreement or at any other time register or use any of the Intellectual Property in its own name as proprietor.

7.6. Radio recognizes Duplex's right to the Intellectual Property and shall not claim any right, title or interest in the Intellectual Property or any part of it save as granted by this Agreement.

7.7. Radio shall call to Duplex's attention any use of the Intellectual Property or any part thereof by any third party.

8.       Trade name

8.1 It is agreed that Radio may develop a New Trade Name for the product. If it is agreed between Radio and Duplex (such agreement to be recorded in writing) that the New Trade Name shall be used in relation to the Product, all provisions in this Agreement which refer to the Trade Name shall apply to the New Trade Name.

8.2 Duplex shall have the right to use the New Trade Name in the UK and all goodwill in the New Trade Name shall be held by Radio as bare trustee for Duplex.

9.       Sales at a Discount and Gifts

9.1 Radio shall not sell or otherwise dispose of any of the Products to any person or persons at less than $0.60 per unit unless it has obtained Duplex's written consent.

9.2 Notwithstanding Clause 9.1 Radio shall be entitled to provide a limited number of samples to prospective customers free of charge.

10.      Assignment and Sub licensing

10.1 Radio shall not assign the benefit of this Agreement or grant any Sub`s without Duplex's prior written consent.

10.2 Duplex shall have the right to assign the benefit of this Agreement, any goodwill in the Product and the Intellectual Property to any third party.

11.      Actions Against Third Parties

11.1 Radio and Duplex both have the right to take independent action against third parties in respect of the Intellectual Property but before taking any such action shall discuss with each other in good faith (such discussions to be reduced to writing to avoid any later confusion):

11.1.1   whether to proceed with any action against the third party; and

11.1.2 how the cost and financial benefit of such proceedings should be apportioned between Duplex and Radio; and



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11.1.3   how such actions should commercially be undertaken.

11.2 In the event that Radio and Duplex fail to agree the matters under Clause 11.1 above then either party may, at its own cost, take action as it considers fit and any financial benefit arising therefrom shall belong to such party and in which event each party undertakes with the other to cooperate in the production of materials and information.

12.      Trademark

         In the event that Duplex or Radio wish to obtain registration of the Trade Name or the New Trade Name referred to at clause 8 above the parties will discuss in good faith who shall bear the costs of such registration.

13.      Termination

13.1 The following breaches are fundamental breaches and will entitle Duplex forthwith to give notice terminating this Agreement and thereupon this Agreement shall absolutely terminate and cease to have effect but without prejudice to the rights and remedies of Duplex in respect of the breach or any antecedent breach by Radio of any of its obligations under this agreement:

         13.1.1 failure on Radio's part to pay Duplex under this Agreement for 21 days after payment is due

         13.1.2 failure on Radio's part to perform any of its obligations under this Agreement

         13.1.3 the voluntary or compulsory liquidation of Radio or the appointment of a receiver over its assets

13.2 On termination of this Agreement by expiration of time or otherwise Radio will pay to Duplex the balance of any royalties due up to the date of termination.

13.3 On termination of this agreement Radio shall discontinue all use of the Intellectual Property and all remaining stocks of the Products may be disposed of by Radio in compliance with the terms of this agreement but not otherwise. Any Products in the course of manufacture at the date of termination may be completed within 120 days and disposed of in compliance with the terms of this Agreement but not otherwise.

14.      General

14.1 This agreement constitutes the whole and only agreement between the parties and supersedes and extinguishes any other agreement whether written or oral

14.2 No waiver by Duplex of any of Radio's obligations under this agreement shall be deemed to constitute a waiver of any subsequent obligation by Radio nor shall any consent to any breach of Radio's obligations under this Agreement constitute consent to any subsequent breach by Radio of its obligations.

14.3 If at any time any provision of this agreement is or becomes illegal, invalid or unenforceable in any respect, that shall not affect the legality or validity or enforceability of any other provision of this Agreement.



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14.4     Nothing in this agreement shall be deemed to constitute a partnership between the parties and neither of the parties shall do or suffer to be done anything whereby it may be represented as a partner of the other party

14.0 Notices given under this Agreement must be given in writing to the address of the parties at the following addresses or (in the case of notices transmitted by facsimile) to the numbers set out below:

         Duplex                 Address:          P.O. Box 60
                                                  St. Neots
                                                  Cambridgeshire
                                                  PE19 ILL
                                                  UK
                                Fax:              44 01480 406206

         Radio                  Address:          5008, National Drive
                                                  Knoxville
                                                  TN 37914
                                                  USA
                                Fax:              00 423 637 3097

14.6 This Agreement shall be binding upon and inure to the benefit of Duplex and its successors and assigns

14.7 This Agreement shall be governed by and construed in accordance with the Laws of England and Wales and the parties submit to the non - exclusive jurisdiction of the English Courts.

14.8 RSC will have the right to remedy any infractions within 90 days of written notice by DCSA.

IN WITNESS WHEREOF this agreement has been executed the day and year first before written

SIGNED BY RUSSELL PAYNE    )
for and on behalf of)      )
Duplex CSA Limited         )

SIGNED BY RANDY BOYD       )
for and on behalf of)      )        /s/  Randy Boyd
Radio Systems Corporation  )








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